AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 2003

                                           REGISTRATION NO. 333-41100


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                _________________________________
                    POST EFFECTIVE AMENDMENT
                            NO. 1 TO

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                ________________________________

                    DETWILER, MITCHELL & CO.
     (Exact name of registrant as specified in its charter)

                            DELAWARE
 (State or other jurisdiction of incorporation or organization)

                           95-2627415
              (I.R.S. Employer Identification No.)

                 225 FRANKLIN STREET, 20TH FLOOR
                   BOSTON, MASSACHUSETTS 02110
            (Address of Principal Executive Offices)

               _________________________________



                2000 OMNIBUS EQUITY INCENTIVE PLAN
                    (Full title of the plan)

               _________________________________

                        JAMES K. MITCHELL
                    DETWILER, MITCHELL & CO.
                 225 FRANKLIN STREET, 20TH FLOOR
                   BOSTON, MASSACHUSETTS 02110
                         (617) 747-0100
              (Name, address and telephone number,
               including area code, of agent for service)

               ________________________________

                            COPY TO:

                      David R. Snyder, Esq.
                     Pillsbury Winthrop LLP
                  101 West Broadway, Suite 1800
                   San Diego, California 92101
                         (619) 234-5000
                ________________________________


     THIS POST-EFFECTIVE AMENDMENT NO. 1 IS BEING FILED TO
TERMINATE REGISTRATION STATEMENT NO. 333-41100 AND THEREBY
DEREGISTER ALL SHARES OF COMMON STOCK WHICH WERE REGISTERED UNDER
THIS REGISTRATION STATEMENT AND HAVE NOT YET BEEN ISSUED.  THE
ISSUER MAY UNDERTAKE A SUBSEQUENT PRIVATE OFFERING IN RELIANCE ON
RULE 155(c).

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                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Detwiler, Mitchell & Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 3rd day of July, 2003.
Detwiler, Mitchell & Co.

                              By:  /s/James K. Mitchell
                                 -------------------------------------
                                 James K. Mitchell
                                 Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                  TITLE                      DATE

/s/James K. Mitchell       Chairman and Chief          July 3, 2003
----------------------      Executive Officer
James Mitchell              (Principal Executive
                             Officer)


/s/Stephen Martino         Chief Financial Officer     July 3, 2003
-----------------------    (Principal Financial and
Stephen Martino             Accounting Officer)

/s/James Graves*           Vice Chairman, Chief        July 3, 2003
-----------------------    Operating Officer and
James Graves               Director

/s/ Robert Detwiler*       President and Director      July 3, 2003
-----------------------
Robert Detwiler

/s/ Edward Baran*          Director                    July 3, 2003
-----------------------
Edward Baran

/s/ Barton Beek*           Director                    July 3, 2003
-----------------------
Barton Beek

/s/ Frank Jenkins*         Director                    July 3, 2003
-----------------------
Frank Jenkins

/s/Robert Sharp*           Director                    July 3, 2003
-----------------------
Robert Sharp



* By James K. Mitchell, Attorney-in-fact




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